UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 06, 2025

CINEMARK HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway
Plano, Texas		75093
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 665-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CNK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 6, 2025, the Board of Directors (the “Board”) of Cinemark Holdings, Inc. (the "Company") approved a share repurchase program (the “Program”). Under the Program, the Company is authorized to repurchase up to $200 million of its outstanding stock. The Program may be executed from time to time through a combination of open market purchases, privately negotiated transactions, pursuant to Rule 10b5-1 trading plan, or other means in accordance with federal securities laws. This Program will commence on March 11, 2025, continuing until the authorized repurchase amount is reached, or the Board suspends or terminates the Program, whichever occurs first.

All or part of the repurchase may be implemented under a Rule 10b5-1 trading plan, which would allow the Company to repurchase shares under pre-set terms at times when it might otherwise be prevented from doing so under insider trading laws or self-imposed blackout periods. Subject to the terms of any 10b5-1 plan, the actual timing, volume and nature of repurchases under the Program will be determined by management at its discretion and will depend on a number of factors, including market conditions, the price of the Company's stock and other factors as determined by management.

Repurchases under the Program will be funded using the Company’s available cash and will be made in accordance with applicable securities laws and other requirements. The Program does not obligate the Company to acquire any particular amount of common stock, and may be suspended or discontinued at any time at the Company’s discretion.

The Company is implementing the Program to facilitate opportunistic open market share repurchases and proactively mitigate potential dilution associated with the settlement of its convertible notes maturing in August 2025 and the related call spread. The Company believes that the stock repurchase program is in the best interests of its shareholders and reflects the Company's confidence in its long-term business prospects.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements for purposes of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, the intent, belief, plans or expectations of the Company or its management. All such statements made by the Company are subject to material risks and uncertainties and are subject to change based on factors beyond the Company's control. The factors that could cause actual results to differ materially from those suggested by such statements include, but are not limited to, economic conditions and other factors that might affect the timing and amount of the Program, and those discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any of its forward-looking statements whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

Date:	March 6, 2025	By:	/s/ Michael Cavalier
Michael Cavalier Executive Vice President-General Counsel, Business Affairs